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                                                                       EXHIBIT 5

                                 June 21, 1999



Group Maintenance America Corp.
Eight Greenway Plaza, Suite 1500
Houston, Texas 77046

Ladies and Gentlemen:

We have acted as counsel to Group Maintenance America Corp., a Texas corporation (the "Company"), in connection with the preparation of its Registration Statement on Form S-4 (the "Registration Statement") filed by the Company under the Securities Act of 1933, as amended (the "Securities Act"). Pursuant to Rule 429 promulgated under the Securities Act, the Registration Statement contains a combined prospectus relating to the offering and sale by the Company of up to 6,500,000 shares of its common stock, par value $.001 per share (the "Common Stock"), as well as 1,717,312 shares of Common Stock, Warrants to Purchase (the "Warrants") up to 2,000,000 shares of Common Stock, one or more series of Preferred Stock (the "Preferred Stock") to be issued at aggregate offering prices not to exceed $10,000,000 and unsecured Subordinated Notes (the "Subordinated Notes") to be issued in one or more series not to exceed $50,000,000 in aggregate principal amount, all of which the Company proposes to issue and sell from time to time in connection with business combinations. The Common Stock, the Warrants, the Preferred Stock and the Subordinated Notes are collectively referred to as the "Securities."

We have examined originals or copies of (i) the Articles of Incorporation of the Company, as amended, (ii) the Bylaws of the Company, as amended, (iii) certain resolutions of the Board of Directors (the "Board") of the Company, and (iv) such other documents and records as we have deemed necessary and relevant for the purposes hereof. We have relied upon certificates of public officials and officers of the Company as to certain matters of fact relating to this opinion and have made such investigations of law as we have deemed necessary and relevant as a basis hereof. We have not independently verified any factual matter relating to this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents, certificates and records submitted to us as copies, and the conformity to original documents, certificates and records of all documents, certificates and records submitted to us as copies. We have also assumed that (x) the
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Group Maintenance America Corp.
June 21, 1999
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Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective, (y) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and any appropriate prospectus supplement, and (z) the Indenture dated as of December 31, 1998 (the "Indenture") between the Company and State Street Bank and Trust Company, as Trustee, has been duly authorized, executed and delivered by the Trustee and has been qualified under the Trust Indenture Act of 1939, as amended.

Based upon the foregoing, and subject to the limitations and assumptions set forth herein, and having due regard for such legal considerations as we deem relevant, we are of the opinion that:

     1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Texas;

     2. The Common Stock to be issued by the Company has been duly authorized, and when issued and delivered by the Company against consideration therefor as described in the Registration Statement pursuant to Board authorization of the transactions contemplated by such Registration Statement, such shares will be duly and validly issued, fully paid and nonassessable;

     3. When the Board authorizes the transactions contemplated by the Registration Statement, upon receipt of the consideration therefor, the Warrants will be duly and validly authorized and issued and will be binding obligations of the Company;

     4. When the Board establishes the terms of a series of Preferred Stock and authorizes the transactions contemplated by the Registration Statement, upon the filing of a certificate of designation with respect to such series of Preferred Stock with the Secretary of State of the State of Texas and receipt of the consideration for such shares, the shares of such series of Preferred Stock will be duly and validly authorized and issued, fully paid and nonassessable; and

     5. The Subordinated Notes to be issued by the Company have been duly authorized, and when the terms of a series of Subordinated Notes have been established, upon receipt of the consideration therefor and authentication thereof by the Trustee, the Subordinated Notes of such series will be validly issued and binding obligations of the Company entitled to the benefits of the Indenture.
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Group Maintenance America Corp.
June 21, 1999
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The foregoing opinion is based on and is limited to the laws of the State of
Texas that pertain specifically to for-profit corporations, and we render no opinion with respect to any other law.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. By giving such consent we do not admit that we are experts with respect to any part of the Registration Statement, including this exhibit, within the meaning of the term "expert" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder.

                              Very truly yours,



                              Bracewell & Patterson, L.L.P.